                                                                    EXHIBIT 23.8

                  CONSENT OF PERSON ABOUT TO BECOME A DIRECTOR

I hereby consent to the reference to me as a prospective director of Regency Realty Corporation where it appears in this Registration Statement, including the Prospectus constituting a part thereof, and any amendments thereto.

                                          /s/ John C. Schweitzer
                                          _____________________________________
                                          John C. Schweitzer